UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2025

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm.

On July 29, 2025, Zoomcar Holdings Inc. (the “Company”) notified Grant Thornton Bharat LLP (“GT Bharat”) that it was dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to dismiss GT Bharat was approved by the Audit Committee of the Company’s Board of Directors.

The audit reports of GT Bharat on the Company’s consolidated financial statements for the fiscal years ended March 31, 2025 and March 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended March 31, 2025 and March 31, 2024, and the subsequent interim period through July 29, 2025, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with GT Bharat on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GT Bharat, would have caused GT Bharat to make reference to the subject matter of the disagreement in connection with its reports.

For the fiscal years ended March 31, 2025 and March 31, 2024, and through the interim period ended July 29, 2025, there were the following “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K): As disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, the Company’s management determined that the Company’s internal control over financial reporting was not effective as of the end of such periods due to the existence of material weaknesses related to the following:

●	Our controls over independent review and documentation of third-party advisors’ reports were not operating effectively. We rely on third-party advisors for assistance with the preparation of key schedules and financial statements. However, we failed to establish a consistent process for independently reviewing these third-party advisor documents before incorporating them into our financial statements.

●	Our controls over financial reporting, specifically related to the inadequacy of our financial reporting policies and procedures, were not operating effectively. The Company lacks financial reporting policies and procedures that are commensurate with GAAP and SEC reporting requirements.

●	Our controls over the financial statement close process do not provide sufficient evidence of review.

●	Our resources are deficient in comprehensive knowledge and expertise pertaining to technical accounting and SEC reporting requirements.

●	Our controls were not adequately designed to provide sufficient documentation and review of the operating effectiveness of Information Technology General Controls (ITGCs) for information systems that are relevant to the preparation of the Company’s consolidated financials. Specifically, our user access controls were not adequately designed or implemented and our monitoring of ITGC controls was insufficient.

These material weaknesses have not been remediated as of the date of this Current Report on Form 8-K.

Other than as disclosed above, there were no reportable events for the years ended March 31, 2025 and March 31, 2024 and through the interim period ended July 29, 2025. The Company’s Audit Committee has discussed the subject matter of each reportable event with GT Bharat. The Company has authorized GT Bharat to respond fully and without limitation to the inquiries of the newly engaged independent registered public accounting firm concerning these matters.

The Company provided GT Bharat with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that GT Bharat furnish the Company with a letter addressed to the SEC stating whether or not GT Bharat agrees with the above statements. A copy of the letter from GT Bharat addressed to the SEC is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm.

On July 29, 2025, the Audit Committee of the Company’s Board of Directors approved the engagement of Bansal & Co LLP (“Bansal”) as the Company’s new independent registered public accounting firm for the fiscal year ending March 31, 2026, effective immediately.

During the Company’s two most recent fiscal years ended March 31, 2025 and March 31, 2024, and the subsequent interim period through July 29, 2025, neither the Company nor anyone acting on its behalf consulted with Bansal regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Bansal that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
16.1	Letter from Grant Thornton Bharat LLP to the U.S. Securities and Exchange Commission
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2025	Zoomcar Holdings, Inc.

	By:	/s/ Shachi Singh
	Name:	Shachi Singh
	Title:	Chief Legal Officer

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